Exhibit (j)(2)
Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A. Attorneys and Counselors at Law
Daniel H. April
Janet Clow
David F. Cunningham
Patrick J. Dolan
John M. Hickey
C.W.N. Thompson, Jr.
November 22, 2010
VIA EDGAR FILING
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Re:	Thornburg Investment Trust Registration Number under the Securities Act of 1933: 033-14905 Registration Number under the Investment Company Act of 1940: 811- 05201
Ladies and Gentlemen:
     We hereby consent to the references made to the firm of Thompson, Hickey, Cunningham Clow, April & Dolan, P.A. in post-effective amendment no. 75 to the registration statement of Thornburg Investment Trust. In giving this consent, we do not admit that the firm of Thompson, Hickey, Cunningham, Clow, April & Dolan, P.A. is in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very Truly Yours,
/s/ Charles W.N. Thompson, Jr.
Charles W.N. Thompson, Jr.

460 St. Michael’s Drive	E-mail: cwnt@catchlaw.com	Tel.: (505) 988-2900
Suite 1000	Web address: www.catchlaw.com	Extension 105
Santa Fe, New Mexico 87505		Fax: (505) 988-2901